Exhibit 10.1
[FORM OF LETTER AGREEMENT TO BE ENTERED INTO BY AND BETWEEN THE REGISTRANT AND EACH OF
THE INITIAL STOCKHOLDERS]
                    , 2005
Global Logistics Acquisition Corporation
330 Madison Avenue, Sixth Floor
New York, NY 10017

Re:	Global Logistics Acquisition Corporation Initial Public Offering – Letter Agreement
Dear Ladies and Gentlemen:
     This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Global Logistics Acquisition Corporation, a Delaware corporation (the “Company”), and BB&T Capital Markets, as Representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The capitalized terms set forth on Schedule 1 attached hereto are hereby incorporated by reference herein.
     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:
1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote all Insider Shares owned by such person in accordance with the majority of the votes with respect to IPO Shares by the holders thereof.
2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions to cause (i) the Trust Fund to be liquidated and distributed to the holders of the IPO Shares no later than the Termination Date, and (ii) the Company to dissolve and liquidate. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund with respect to such person’s Insider Shares, but only such Insider Shares and not with respect to any IPO Shares acquired by the undersigned, and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse for any Claim against the Trust Fund for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Fund received by the undersigned in respect to such person’s Insider Shares. [The undersigned further agrees, in the event of a Transaction Failure, to indemnify and hold harmless the Company against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) actually incurred by the Company as a result or arising out of any claim by any vendor that is owed money by the Company for services rendered or products sold, in each case, to the Company; provided, however, that the amount of such indemnification shall be limited only to the amount by which such losses, liabilities, claims, damages or expenses actually reduce the amount of funds in the Trust Fund.]
3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire a controlling equity interest in, an operating business in the transportation and logistics sector and related industries, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to any fiduciary obligation of the undersigned’s arising from a relationship established prior to the undersigned’s fiduciary relationship with the Company; provided, further, that for the avoidance of doubt, this provision shall apply only during such time periods as the undersigned serves as an officer or director of the Company.
4. The undersigned shall not, and shall cause any member of such person’s Immediate Family or any affiliate of such person or the undersigned not to, accept any compensation for services rendered to the Company prior to the Business Combination Date; provided, that the undersigned shall be entitled to receive reimbursement from the Company for such person’s out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination as contemplated in the Prospectus; provided, further, that this provision shall not apply to the payment of up to $7,500 per month made by the Company to Blue Line Advisors, Inc. pursuant to the Administrative Services Agreement by and between the Company and Blue Line Advisors, Inc. as contemplated in the Prospectus; provided, further, that this provision shall not apply to the reimbursement of fees and expenses incurred by the undersigned, or entities affiliated with the undersigned, on behalf of the Company in connection with the IPO, as contemplated in the Prospectus.
5. The undersigned shall not, and shall cause any member of such person’s Immediate Family or any affiliate of such person or the undersigned not to, accept a finder’s fee or any other compensation in the event the undersigned, any member of such person’s Immediate Family or any affiliate of such person or the undersigned originates a Business Combination other than as expressly stated herein or contemplated in the Prospectus.
6. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm, approved by a majority of the members of the Company’s Audit Committee, that the Business Combination is fair to the Company’s stockholders from a financial perspective.

7. The undersigned hereby agrees to be [the                      of the Company][ and ][ a member of the Board of Directors] of the Company until the earlier of (i) the Business Combination Date and (ii) the Termination Date.
8. The undersigned represents and warrants that (i) the biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects (other than de minimis errors or omissions), does not omit any material information with respect to the undersigned’s background during the previous five years and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended, (ii) the questionnaires furnished by the undersigned to the Company and the Representative are true and accurate in all respects (other than de minimis errors or omissions), and (iii) the undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as [                      ][ and ][ a member of the Board of Directors] of the Company. The undersigned further represents and warrants that:
(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and
(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
     The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.
     This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date.
     This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.
[The Remainder of this Page is Intentionally Left Blank]

Sincerely,

(print name)
Accepted and agreed:
GLOBAL LOGISTICS ACQUISITION CORPORATION

By:

Name:
Title:
[ Letter Agreement — Company]

Schedule 1
SUPPLEMENTAL COMMON DEFINITIONS
     Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.
     “Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition or other similar type of combination, of one or more operating businesses in the transportation and logistics sector and related industries, having, collectively, a fair market value (as calculated in accordance with the Company’s Amended and Restated Certificate of Incorporation) of at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition or other similar type of combination.
     “Business Combination Date” shall mean the date upon which a Business Combination is consummated, as conclusively established by a majority of the Independent Directors of the Company immediately following a Business Combination.
     “Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.
     “Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).
     “Independent Directors” shall mean the Company’s directors that qualify as “independent” under NASD Rule 4200(a)(15), as amended.
     “Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.
     “Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.
     “IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.
     “Lock-Up Period” shall mean the period commencing on (inclusive of such date) the Effective Date and ending on the earlier of (i) the date that is six months immediately following the Business Combination Date, or (ii) the Termination Date.

     “Lock-Up Period Termination Date” shall mean the close of business on the last day of the Lock-Up Period.
     “Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.
     “Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-128591) with the SEC on September 26, 2005, and any amendment or supplement thereto, in connection with the Company’s IPO.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Termination Date” shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date (inclusive thereof).
     “Transaction Failure” shall mean the earlier of (i) the failure to enter into a letter of intent, definitive agreement or agreement in principle with respect to a Business Combination on any day during the eighteenth-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination on any day during the twenty-four-month period immediately following the Effective Date.
     “Transaction Failure Date” shall mean the date upon which a Transaction Failure occurs, as conclusively established by a majority of the Independent Directors of the Company immediately following a Transaction Failure.
     “Trust Fund” shall mean that certain trust account established with The Bank of New York and in which the Company deposited the “offering proceeds to be held in trust”, as described in the Prospectus.

Exhibit A
BIOGRAPHY
[ Insert Bio here ]